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                                                                  EXHIBIT 24.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 1997, which appears on page 27 of the Financial Information for the Year Ended March 31, 1997 insert to the Annual Report to Shareholders dated June 9, 1997 of Citation Computer Systems, Inc., which is incorporated by reference in Citation Computer Systems, Inc.'s Annual Report on Form 10-KSB for the year ended March 31,1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Exhibit 28(a) of such Annual Report on Form 10-KSB.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
June 22, 1998